As filed with the Securities and Exchange Commission on January 31, 1997.


                                                   Registration No. 333-01997


                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C. 20549

                                 POST-EFFECTIVE AMENDMENT NO. 1
                                               ON
                                            FORM S-8
                                               TO
                               REGISTRATION STATEMENT ON FORM S-4
                                Under the Securities Act of 1933

                                       F.N.B. CORPORATION
                     (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                 25-1255406
     (State of other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)            Identification No.)

     HERMITAGE SQUARE
     HERMITAGE, PA                                16148
     (Address of Principal                        (zip code)
     Executive Offices)


                     SOUTHWEST BANKS, INC. 1988 INCENTIVE STOCK OPTION PLAN
                                      (Full Title of Plan)
                                      _____________________

                                         PETER MORTENSEN
                         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                       F.N.B. CORPORATION
                                        HERMITAGE SQUARE
                                      HERMITAGE, PA  16148
                             (Name and address of agent for service)

                                         (412) 981-6000
                  (Telephone number, including area code, of agent for service)
                                       ___________________


               This Post-Effective Amendment No. 1 covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-4 to which this is an amendment. The registration fees in respect of such shares of Common Stock were paid at the time of the original filing of the Registration Statement of Form S-4 relating thereto.

                                             PART I

                      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
                      ----------------------------------------------------

               The documents constituting a Prospectus ("Prospectus") with respect to this Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 of F.N.B. Corporation ("FNB" or the "Corporation") are kept on file at the offices of the Corporation in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Corporation will provide without charge to participants in the Southwest Banks, Inc. 1988 Incentive Stock Option Plan, on the written or oral request of any such person, a copy of any or all of the documents constituting a prospectus. Written requests for such copies should be directed to John D. Waters, Principal Financial and Accounting Officer, F.N.B. Corporation, Hermitage Square, Hermitage, Pennsylvania
16148.  Telephone request may be directed to (412) 981-6000.



                                             PART II

                       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                       --------------------------------------------------

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed by the Corporation with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

            1. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

            2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and current reports on Form 8-K filed February 9, 1996, May 15, 1996, June 28, 1996, August 13, 1996, November 13, 1996, November 25, 1996 and January 24, 1997.

            3. FNB's definitive Proxy Statement filed with the Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the Annual Meeting of Shareholders of FNB held on April 24, 1996; and

            4. The description of FNB's Common Stock, par value $2.00 per share (the "Common Stock"), contained in FNB's Registration Statement filed under Section 12 of the Exchange Act, including all amendments and reports updating such description.

            The consolidated financial statements of FNB at December 31, 1995 and 1994, and for each of the three years in the period ended, December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated in FNB's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference. As to 1993, the report of Ernst & Young LLP is based in part on the reports of S.R. Snodgrass, independent auditors. The financial statements referred to above are included in reliance upon such reports given on the authority of said firms as experts in accounting and auditing.

            All documents subsequently filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or register all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the F.N.B. Corporation

401(k) Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The legality of the securities offered hereby will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, counsel to FNB.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The effect of charter, by-law, statutory and other provisions whereby the directors and officers of FNB may be insured or indemnified against liability as officers and directors are set out below:

          Article IX of the Bylaws of the Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

          Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court of common pleas or other court deems proper.

          Under Section 1744 of the Pennsylvania Business Corporation Law, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

          (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

          (2) If such quorum is not obtainable or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3)  By the shareholders.

          Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Under Section 1745 of the Pennsylvania Business Corporation Law, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

          Section 1746 of the Pennsylvania Business Corporation Law further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to
Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

       The foregoing is only a general summary of certain aspects of Pennsylvania law dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are incorporated herein by reference.


ITEM 8.   EXHIBITS.

           5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

          23.1      Consent of Ernst & Young LLP

          23.2 Consent of Cohen & Grigsby, P.C., (included in opinion filed as Exhibit 5.1.) *

          24.1      Power of Attorney *

          99.1      Southwest Banks, Inc. 1988 Incentive Stock Option Plan

          99.2 Amendment No.1 1988 Incentive Stock Option Plan Southwest Banks, Inc.

          99.3 Amendment No.2 1988 Incentive Stock Option Plan Southwest Banks, Inc.

* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is a Post-Effective Amendment No.1.

ITEM 9.   UNDERTAKINGS.

(a)       Rule 415 Offering undertaking:
          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference undertaking:

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Filing of Registration Statement on Form S-8 undertaking:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on January 31, 1997.

                                        F.N.B. CORPORATION


                                        By /s/ Peter Mortensen
                                           ----------------------------
                                           Peter Mortensen, Chairman, President
                                           and Chief Executive Officer


                              POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Mortensen, John D. Waters and William J. Rundorff, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Peter Mortensen                Chairman, President,      January 31, 1997
--------------------------
Peter Mortensen                    Chief Executive Officer and Director
                                   (Principal Executive Officer)

/s/ Stephen J. Gurgovits           Executive Vice President  January 31, 1997
--------------------------
Stephen J. Gurgovits               and Director


/s/ Samuel K. Sollenberger         Vice President and        January 31, 1997
--------------------------
Samuel K. Sollenberger             Director


/s/ William J. Rundorff            Executive Vice President  January 31, 1997
--------------------------
William J. Rundorff

/s/ John D. Waters                 Vice President and CFO    January 31, 1997
--------------------------
John D. Waters                     (Principal Financial and
                                   Accounting Officer)

/s/ David B. Mogle                 Secretary and Treasurer   January 31, 1997
--------------------------
David B. Mogle


/s/ W. Richard Blackwood           Director                  January 31, 1997
--------------------------
Richard Blackwood


/s/ William B. Campbell            Director                  January 31, 1997
--------------------------
William B. Campbell


/s/ Charles T. Cricks              Director                  January 31, 1997
--------------------------
Charles T. Cricks


/s/ Henry M. Ekker                 Director                  January 31, 1997
--------------------------
Henry M. Ekker


/s/ Thomas C. Elliot               Director                  January 31, 1997
--------------------------
Thomas C. Elliott


/s/ Thomas W. Hodge                Director                  January 31, 1997
--------------------------
Thomas W. Hodge


/s/ George E. Lowe                 Director                  January 31, 1997
--------------------------
George E. Lowe


/s/ Paul P. Lynch                  Director                  January 31, 1997
--------------------------
Paul P. Lynch


/s/ James B. Miller                Director                  January 31, 1997
--------------------------
James B. Miller


/s/ Robert S. Moss                 Director                  January 31, 1997
--------------------------
Robert S. Moss

/s/ John R. Perkins                Director                  January 31, 1997
--------------------------
John R. Perkins


/s/ William A. Quinn               Director                  January 31, 1997
--------------------------
William A. Quinn


/s/ George A. Seeds, Jr.           Director                  January 31, 1997
--------------------------
George A. Seeds, Jr.


/s/ William J. Strimbu             Director                  January 31, 1997
--------------------------
William J. Strimbu


/s/ Archie O. Wallace              Director                  January 31, 1997
--------------------------
Archie O. Wallace


/s/ Joseph M. Walton               Director                  January 31, 1997
--------------------------
Joseph M. Walton


/s/ James T. Weller                Director                  January 31, 1997
---------------------------
James T. Weller


/s/ Eric J. Werner                 Director                  January 31, 1997
--------------------------
Eric J. Werner


/s/ Donna C. Winner                Director                  January 31, 1997
--------------------------
Donna C. Winner

                                 EXHIBIT INDEX



 5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities *

23.1      Consent of Ernst & Young LLP

23.2 Consent of Cohen & Grigsby, P.C., included in opinion filed as Exhibit 5.1 *

24.1      Power of Attorney *

99.1      Southwest Banks, Inc. 1988 Incentive Stock Option Plan

99.2      Amendment No.1 1988 Incentive Stock Option Plan
          Southwest Banks, Inc.

99.3      Amendment No.2 1988 Incentive Stock Option Plan
          Southwest Banks, Inc.

* Previously filed as an exhibit to the Corporation's Registration Statement on Form S-4 to which this is Post-Effective Amendment No.1.

                                                                 EXHIBIT 23.1


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


 We consent to the reference to our firm under the caption "Experts" in this Post Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 No. 333-01997 pertaining to the Southwest Banks, Inc. 1988 Incentive Stock Option Plan and to the incorporation by reference therein of our report dated February 5, 1996, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP



Pittsburgh, Pennsylvania
January 30, 1997

                                                               EXHIBIT 99.1

                               SOUTHWEST BANKS, INC.

                         1988 INCENTIVE STOCK OPTION PLAN
                         --------------------------------

1.   PURPOSE

     The purpose of Southwest Banks, Inc.'s 1988 Incentive Stock Option Plan (the "Plan") is to encourage and enable eligible directors, officers and key employees ("Eligible Employees") of Southwest Banks, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company to have the Plan qualify as an "incentive stock option plan" under Section 422A of the Internal Revenue Code of 1986 (the "Code") and the regulations promulgated thereunder. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.   DEFINITIONS
     -----------

     The following words or terms shall have the following meanings:
     (a) "Agreement" shall mean an incentive stock option agreement between the Company and an Eligible Employee pursuant to the terms of this Plan.

     (b) "Average Market Price" shall mean the mean between the high "bid" and low "ask" prices as of the close of business for the Company's shares of Common Stock in the over-the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (or other national quotation service). If the Company's Common Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Company's Common Stock on such national securities exchange.

     (c) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

     (d) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

     (e) "Common Stock" shall mean the $.10 par value common stock of the Company.

     (f)   "Company" shall mean Southwest Banks, Inc., a Florida corporation.

     (g) "Eligible Employee(s)" shall mean a person or persons regularly employed by the Company or a Subsidiary.

     (h) "Optionee" shall mean an Eligible Employee having a right to purchase Common Stock under an Agreement.

SOUTHWEST BANKS, INC.
1988 Incentive Stock Option Plan
Page 2
_____________________________
     (i) "Option(s)" shall mean the right or rights granted to Eligible Employees to purchase Common Stock under the Plan.

     (j) "Plan" shall mean this Southwest Banks, Inc. 1988 Incentive Stock Option Plan.

     (k) "Shares", "Stock" or "Common Stock" shall mean shares of the $.10 par value common stock of the Company.

     (l) "Subsidiary" shall mean any corporation, if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation.

     (m) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3.   EFFECTIVE DATE
     --------------

     The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Board of Directors or the date the Plan is approved by the stockholders of the Company, whichever is earlier. The Plan must be approved by the affirmative vote of not less than a majority of the votes entitled to be cast thereon, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any options granted in the in the intervening period shall be void.

4.   SHARES RESERVED FOR PLAN
     ------------------------

     The shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may at the election of the Board of Directors be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 200,000. Any shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

5.     ADMINISTRATION OF THE PLAN
       --------------------------

     The plan shall be administered by the Committee. The Committee shall be comprised of not less than three (3) members appointed by the Board of Directors of the Company from among its members. No member of the Board of Directors shall be appointed or serve as a member of the Committee, and any such appointment or service immediately and automatically shall terminate, in the event that (1) such person is, or becomes an Eligible Employee (as described in Section 2 of this Plan), (2) such person is, or becomes eligible for the allocation of stock or the grant of any option or stock appreciation right under any other plan of the Company or any of its affiliates (as such term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), or (3) such person was described in clause
(1) or clause (2) of this Section 5 within the immediately preceding year.

SOUTHWEST BANKS, INC.
1988 Incentive Stock Option Plan
Page 3
_____________________________

     Within the limitations described herein, the Committee shall administer the Plan, select the Eligible Employees to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and interpret, construe and implement the provisions of the Plan. Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

     The Committee shall select one of its members as chairman and shall hold its meetings at such times and places, and pursuant to such rules consistent with the Plan, as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee.

6.   ELIGIBILITY
     -----------

     Options may be granted only to Eligible Employees.

7.   DURATION OF THE PLAN
     --------------------

     The Plan shall remain in effect until all shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the Plan must be granted within ten (10) years from the Effective Date.

8.   QUALIFIED INCENTIVE OPTIONS
     ---------------------------

     It is intended that Options granted under the Plan shall be qualified incentive stock options under the provisions of subsequent revenue laws and regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

     (a)   Price.  The purchase price for shares purchased upon exercise will
           -----
           be the Average Market Price on the date the Option is granted, as determined by the Committee, or, if the Stock is not traded in the organized markets, then the price shall be the fair market value of the Stock as determined in good faith by the Committee, but in no case less than the par value of such stock; provided further that the purchase price of stock deliverable upon the exercise of a qualified incentive option granted to a Ten Percent Owner shall be not less than one hundred ten percent (110%) of the Average Market Price or fair market value on the day the Option is granted, as determined by the Committee, but in no case less that the par value of such stock.

     (b)   Number of Shares.  The Agreement shall specify the number of
           -----------------
           shares which the Optionee may purchase under such Option.

SOUTHWEST BANKS, INC.
1988 Incentive Stock Option Plan
Page 4
_____________________________

     (c)   Exercise of Options.  The shares subject to the Option may be
           --------------------
           purchased in whole or in part by the Optionee in accordance with the terms of the Agreement, from time to time after shareholder approval of the Plan. The shares subject to the Option shall become exercisable in increments of 10% of the number of shares subject to the Option on each anniversary of the date of grant until all shares subject to the Option becoming exercisable until the tenth anniversary of the date of the grant of the Option. Notwithstanding the foregoing the shares subject to an Option granted to a Ten Percent Owner shall become exercisable in increments of 20% of the number of shares subject to the Option on each anniversary of the date of grant until all shares subject to the Option have become exercisable, with 20% of the number of shares subject to the Option becoming exercisable on the date of grant. Such shares shall be exercisable until the fifth anniversary of the date of the grant of the Option.

      (d)  Medium and Time of Payment.  Stock purchased pursuant to an
           ---------------------------
           Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash and shares of the Common Stock of the Company, or a combination of cash and shares of the Common Stock of the Company. Upon receipt of payment and within a reasonable time, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such shares.

     (e)   Rights as a Shareholder.  An Optionee shall have no rights as a
           ------------------------
           shareholder with respect to any shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (f)   Nonassignability of Option.  No option shall be assignable or
           ---------------------------
           transferrable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

     (g)   Effect of Termination of Employment or Death.  In the event that
           ---------------------------------------------
           an Optionee during his or her lifetime ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement) other than death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of ninety (90) days from the date on which the Optionee ceased to be an employe, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or of any subsidiary of the Company for any reason (including retirement other than death or permanent and total disability prior to the time that an Option is exercisable, his or her Option shall terminate and be null and void.

      In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment shall become immediately exercisable for a period of one (1) year from

SOUTHWEST BANKS, INC.
1988 Incentive Stock Option Plan
Page 5
_____________________________

the date on which the Optionee ceased to me an employee, but in no event after the term provided in the Optionee's Agreement. Permanent and total disability as used herein is as defined in Section 22(e)(3) of the Code.

     In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

     (h)   Recapitalization.  In the event that dividends are payable in
           -----------------
           Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

     (i)   Reorganization.  In case the Company is merged or consolidated
           ---------------
           with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect tot he shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee, provide that the Option (including the shares not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated.

     (j)   General Restriction.  Each Option shall be subject to the
           --------------------
           requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any Securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not acceptable tot he Board of Directors.

9.   AMENDMENT OF THE PLAN
     ---------------------

           The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than majority of the votes entitled to the cast thereon by the Company's shareholders. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not

SOUTHWEST BANKS, INC.
1988 Incentive Stock Option Plan
Page 6
_____________________________

     (a) increase the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any Eligible Employee (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or

     (b) reduce the option price or waiting period (except as otherwise expressly provided in the Plan in the case of a reorganization of the Company as referred to in Section 8(i) hereof), or

     (c) extend the period during which Options may be granted or excised, or

     (d) change the class of employees eligible for incentive stock options under Section 6 hereof, or

     (e) otherwise materially modify (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the requirements as to eligibility for participation in the Plan, or

     (f) otherwise materially increase (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) the benefits accruing to participants under the Plan.

The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under the Option or right previously granted to him or her. With the written consent of the Optionee affected, the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that Options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options."

10.  LIMITATION ON NUMBER OF SHARES THAT MAY BE PURCHASED
     ----------------------------------------------------

     The aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

11.  BINDING EFFECT
     --------------

     All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company, all Eligible Employees participating in the Plan, and on all persons eligible or who become eligible to participate in the Plan.

                                                                EXHIBIT 99.2

                                 AMENDMENT NO. 1
                        1988 INCENTIVE STOCK OPTION PLAN
                              SOUTHWEST BANKS, INC.
                            (formerly Finacorp, Inc.)

            WHEREAS, the Board of Directors of Southwest Banks, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the 1988 Incentive Stock Option Plan (the "Plan") pursuant to which options to purchase stock of the Company may be issued to eligible directors, officers and key employees of the Company; and

           WHEREAS, the Board of Directors of the Company deems it desirable to amend the Plan as provided herein;

           NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                    ARTICLE I

                                AMENDMENT TO PLAN

         1.1 Section 4 of the Plan shall be amended by deleting the second sentence thereof in its entirety and substituting the following new sentence therefor:

                   "The maximum number of shares which shall be reserved and made available for sale under the Plan shall be 500,000."

        1.2 The Plan shall be amended by deleting all references to "Finacorp, Inc." and substituting "Southwest Banks, Inc." therefor.

                                   ARTICLE II

                           EFFECTIVE DATE OF AMENDMENT

        2.1 The amendment effected hereby shall be effective on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the shares of Common Stock of the Company entitled to vote thereon represented in person and by proxy at a meeting of shareholders. In the event shareholder approval of adoption of this amendment is not obtained within twelve months of the date this amendment is approved by the Board of Directors of the Company, then any options granted in the intervening period in excess of the number currently provided for in the Plan shall be void.

                                                               EXHIBIT 99.3

                                 AMENDMENT NO. 2
                        1988 INCENTIVE STOCK OPTION PLAN
                              SOUTHWEST BANKS, INC.
                            (formerly Finacorp, Inc.)

            WHEREAS, the Board of Directors of Southwest Banks, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the 1988 Incentive Stock Option Plan (the "Plan") pursuant to which options to purchase stock of the Company may be issued to eligible directors, officers and key employees of the Company; and

           WHEREAS, the Board of Directors of the Company deems it desirable to further amend the Plan as provided herein;

           NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                    ARTICLE I

                                AMENDMENT TO PLAN

            1.1 Section 5 of the Plan shall be amended by deleting the first paragraph thereof in its entirety and substituting the following new paragraph therefor:

                   The Plan shall be administered by the Committee, which shall consist of not fewer than two (2) members of the Board of Directors of the Company who shall be appointed by the Board of Directors. No director shall be appointed or serve on the Committee and any such appointment or service immediately and automatically shall terminate, in the event that such person, during the one year period prior to service on the Committee, or during such service, has been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates (as such term is defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act")); provide, however that grants or awards of equity securities permitted to plan administrators under Rule 16b-3(c)(2) under the Act shall not disqualify a director from serving on the Committee."

                                   ARTICLE II

                           EFFECTIVE DATE OF AMENDMENT

            2.1 The amendment effected hereby shall be effective on the date this amendment is approved by the Board of Directors of the Company.